EXHIBIT 99.1

PREMIERWEST BANCORP
FINANCIAL HIGHLIGHTS

(All amounts in 000's, except per share data)
(Unaudited)
EARNINGS AND PER SHARE DATA					For the three months ended September 30 2005

For the Three Months Ended
December 31	2005	2004	Change	% Change		Change	% Change

Interest income	$ 15,957	$11,742	$4,215	35.9%	$15,230	$727	4.8%
Interest expense	3,055	1,737	1,318	75.9%	2,913	142	4.9%

Net interest income	12,902	10,005	2,897	29.0%	12,317	585	4.7%
Provision for possible loan losses	-	150	(150)	-100.0%	-	-	0.0%
Non-interest income	1,869	1,669	200	12.0%	1,855	14	0.8%
Non-interest expense	9,028	7,430	1,598	21.5%	8,572	456	5.3%

Pre-tax income	5,743	4,094	1,649	40.3%	5,600	143	2.6%
Provision for income taxes	1,942	1,351	591	43.7%	2,097	(155)	-7.4%

Net income	$3,801	$2,743	$1,058	38.6%	$3,503	$298	8.5%

Basic earnings per share	$0.24	$0.17	$0.07	39.1%	$0.22	$0.02	10.4%

Diluted earnings per share	$0.23	$0.17	$0.06	37.2%	$0.21	$0.02	7.8%

Average shares outstanding--basic	15,370,353	15,323,313	47,040	0.3%	15,364,771	5,582	0.0%
Average shares outstanding--diluted	16,789,007	16,619,565	169,442	1.0%	16,807,534	(18,527)	-0.1%

For the Twelve Months Ended December 31
Interest income	$ 57,527	$42,835	$14,692	34.3%
Interest expense	10,785	6,353	4,432	69.8%

Net interest income	46,742	36,482	10,260	28.1%
Provision for possible loan losses	150	800	(650)	-81.3%
Non-interest income	7,351	6,603	748	11.3%
Non-interest expense	33,618	28,691	4,927	17.2%

Pre-tax income	20,325	13,594	6,731	49.5%
Provision for income taxes	7,136	4,486	2,650	59.1%

Net income	$ 13,189	$9,108	$4,081	44.8%

Basic earnings per share	$0.84	$0.58	$0.26	44.4%

Diluted earnings per share	$0.79	$0.55	$0.23	41.8%

Average shares outstanding--basic	15,358,671	15,164,390	194,281	1.3%
Average shares outstanding--diluted	16,781,576	16,433,326	348,250	2.1%

SELECTED FINANCIAL RATIOS
(annualized)
				For the three months ended September 30, 2005

For the Three Months Ended December 31	2005	2004	Change		Change

Yield on average gross loans (1)	8.00%	6.94%	1.06	7.77%	0.23
Yield on average investments (1)	4.37%	3.38%	0.99	4.16%	0.21
Total yield on average earning assets (1)	7.91%	6.73%	1.17	7.65%	0.26
Cost of average interest bearing deposits	1.98%	1.34%	0.63	1.86%	0.12
Cost of average borrowings	5.54%	5.98%	(0.44)	4.88%	0.66
Cost of average total deposits and borrowings	1.54%	1.00%	0.54	1.49%	0.05
Cost of average interest bearing liabilities	2.11%	1.37%	0.74	2.01%	0.10
Net interest spread	5.80%	5.36%	0.44	5.64%	0.16
Net interest margin (1)	6.40%	5.75%	0.66	6.20%	0.20

Return on average equity	14.88%	12.27%	2.61	14.21%	0.67
Return on average assets	1.68%	1.38%	0.30	1.57%	0.11

Efficiency ratio (2)	61.12%	63.65%	(2.53)	60.49%	0.63

For the Twelve Months Ended December 31

Yield on average gross loans (1)	7.54%	6.86%	0.68
Yield on average investments (1)	4.15%	2.54%	1.61
Total yield on average earning assets (1)	7.43%	6.43%	1.00
Cost of average interest bearing deposits	1.76%	1.22%	0.54
Cost of average borrowings	4.97%	3.17%	1.80
Cost of average total deposits and borrowings	1.41%	0.96%	0.45
Cost of average interest bearing liabilities	1.91%	1.29%	0.63
Net interest spread	5.52%	5.14%	0.38
Net interest margin (1)	6.05%	5.49%	0.56

Net charge-offs to average loans	-0.14%	0.53%	(0.66)
Allowance for loan losses to loans	1.28%	1.33%	(0.05)
Allowance for loan losses to non-performing loans	454.55%	478.65%	(24.10)
Non-performing loans to total loans	0.28%	0.28%	0.00
Non-performing assets to total assets	0.25%	0.30%	(0.05)

Return on average equity	13.59%	10.74%	2.85
Return on average assets	1.52%	1.20%	0.32

Efficiency ratio (2)	62.15%	66.59%	(4.44)

Notes:
(1) Tax equivalent at a 34% rate
(2)	Non-interest expense divided by net interest income plus non-interest income

BALANCE SHEET					Balance Sheet at September 30, 2005
At December 31	2005	2004	Change	% Change		Change	% Change

Fed funds sold and investments	$17,196	$35,093	$(17,897)	-51.0%	$20,703	$(3,507)	-16.9%

Gross loans	806,338	688,298	118,040	17.1%	776,184	30,154	3.9%
Reserve for loan losses	(10,341)	(9,171)	(1,170)	12.8%	(10,857)	516	-4.8%

Net loans	795,997	679,127	116,870	17.2%	765,327	30,670	4.0%
Other assets	99,305	89,129	10,176	11.4%	104,353	(5,048)	-4.8%

Total assets	$912,498	$803,349	$109,149	13.6%	$890,383	$22,115	2.5%

Non-interest-bearing deposits	$208,840	$183,845	$24,995	13.6%	$207,223	$1,617	0.8%
Interest-bearing deposits	559,579	505,140	54,439	10.8%	559,027	552	0.1%

Total deposits	768,419	688,985	79,434	11.5%	766,250	2,169	0.3%
Borrowings	33,674	17,883	15,791	88.3%	17,404	16,270	93.5%
Other liabilities	6,852	5,901	951	16.1%	6,920	(68)	-1.0%
Stockholders' equity	103,553	90,580	12,973	14.3%	99,809	3,744	3.8%

Total liabilities and stockholders' equity	$912,498	$803,349	$109,149	13.6%	$890,383	$22,115	2.5%

Period end shares outstanding (1)	16,434,590	16,404,105	30,485	0.2%	16,428,255	6,335	0.0%
Book value per share	$6.30	$5.52	$0.78	14.1%	$6.08	0.23	3.6%
Tangible book value per share	$4.96	$4.15	$1.11	26.7%	$4.72

Allowance for loan losses:
Balance beginning of period	$9,171	$5,467	$3,704	67.8%	$9,171	$-	0.0%
Acquired from merger with Mid Valley Bank	-	6,085	$(6,085)	-100.0%	$-
Provision for loan losses	150	800	(650)	-81.3%	150	-	0.0%
Net (charge-offs) recoveries	1,020	(3,181)	4,201	-132.1%	1,536	(516)	-33.6%

Balance end of period	$10,341	$9,171	$1,170	12.8%	$10,857	$(516)	-4.8%

Non-performing assets:
Non-performing loans	$2,275	$1,916	$359	18.7%	$3,066	$(791)	-25.8%
Real estate owned	-	483	(483)	-100.0%	62	(62)	-100.0%

Total non-performing assets	$2,275	$2,399	$(124)	-5.2%	$3,128	$(853)	-27.3%

Notes:
 (1) Amount includes 11,000 shares of preferred stock issued November 17, 2003 as if converted into common stock at a conversion ratio of 96.469 to 1 for a total of 1,061,159 common shares.

						For the three months ended September 30, 2005
AVERAGE BALANCE SHEET
For the Three Months Ended December 31	2005	2004		Change	% Change		Change	% Change

Average fed funds sold and investments	$21,650	$	41,190	$(19,540)	-47.4%	$25,968	$ (4,318)	-16.6%
Average loans, gross	790,216		662,335	127,881	19.3%	776,096	14,120	1.8%
Average total assets	903,889		795,163	108,726	13.7%	889,859	14,030	1.6%
Average non-interest-bearing deposits	213,999		190,260	23,739	12.5%	205,346	8,653	4.2%
Average interest-bearing deposits	559,462		504,147	55,315	11.0%	550,107	9,355	1.7%
Average total deposits	773,461		694,407	79,054	11.4%	755,453	18,008	2.4%
Average total borrowings	20,723		2,808	17,915	638.0%	29,166	(8,443)	-28.9%
Average stockholders' equity	102,176		89,416	12,760	14.3%	98,631	3,545	3.6%

For the Twleve Months Ended December 31
Average fed funds sold and investments	$24,957	$	66,664	$(41,707)	-62.6%
Average loans, gross	754,465		605,747	148,718	24.6%
Average total assets	867,529		755,947	111,582	14.8%
Average non-interest-bearing deposits	198,777		168,493	30,284	18.0%
Average interest-bearing deposits	538,313		478,764	59,549	12.4%
Average total deposits	737,090		647,257	89,833	13.9%
Average total borrowings	26,259		15,584	10,675	68.5%
Average stockholders' equity	97,060		84,790	12,270	14.5%